UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-6740

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 14, 2013, White River Capital, Inc., an Indiana  corporation (the “Company”), completed its merger (the “Merger”) with Coastal Credit Merger Sub, Inc., an Indiana corporation (“Merger Sub”) and a wholly-owned subsidiary of Coastal Credit Holdings, Inc., a Delaware corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of November 15, 2012, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Parthenon Capital Partners, a Boston and San Francisco based private equity firm (“Parthenon”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 5.01 is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2013, the Company notified the NYSE MKT of the effectiveness of the Merger. In connection therewith, the Company informed NYSE MKT that each outstanding share of the Company’s common stock, no par value per share, other than shares held by Parent, Merger Sub, the Company or any subsidiary of the Company or Parent, was automatically converted into the right to receive $21.93 in cash, without interest and less any applicable withholding taxes, as such amount may be adjusted pursuant to the terms of the Merger Agreement (the “Merger Consideration”), and requested that the NYSE MKT file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NYSE MKT. The Company expects its common stock to be delisted prior to the opening of trading on February 15, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent, Merger Sub, the Company or any subsidiary of the Company and Parent) was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration).

Item 5.01. Changes In Control of Registrant.

On February 14, 2013, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent, Merger Sub, the Company or any subsidiary of the Company and Parent) was automatically converted into the right to receive the Merger Consideration. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.  Parent drew on committed equity investments and used approximately $20.3 million of cash borrowings under a secured credit facility to fund the payment of the Merger Consideration.  As previously disclosed, the Merger Consideration to be paid in the Merger, and consequently the per share Merger Consideration to be paid to White River’s shareholders, is subject to adjustment based on the aggregate amount of certain expenses incurred by White River (or incurred by Coastal Credit on behalf of White River) through the closing.  The final adjustment to the Merger Consideration will be determined within 10 business days after closing.  No later than five business days thereafter, the paying agent for the Merger will deliver transmittal materials to White River’s shareholders advising them how to exchange their White river shares for the Merger Consideration.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and the terms of the Merger Agreement, the tenures on the Company’s board of directors of each of John M. Eggemeyer, III, Thomas C. Heagy, Daniel W. Porter, John W. Rose, and Richard D. Waterfield automatically ended, and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the surviving corporation.  In addition, in connection with the consummation of the Merger, the employments of each of John M. Eggemeyer, III, the Chairman and Chief Executive Officer of the Company, and Martin J. Szumski, the Chief Financial Officer and Senior Vice President of the Company, terminated at the effective time of the Merger on February 14, 2013.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 14, 2013, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the articles of incorporation and bylaws of the Company in effect immediately prior to the effective time of the Merger were amended and restated in their entirety. The amended and restated articles of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 11, 2013, at a special meeting of the shareholders of the Company, the Company’s shareholders approved the proposal to adopt the Merger Agreement. The shareholders of the Company also approved a non-binding advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the Merger. The shareholders of the Company also voted to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the special meeting to adopt the Merger Agreement. The special meeting was not adjourned to a later date.

The final voting results for each proposal are set forth below:

Proposal 1: Approval and adoption of the Merger Agreement

For	Against	Abstain	Broker Non-Votes
2,367,372	528,422	1,551	0

Proposal 2: Approval of the non-binding advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the Merger

For	Against	Abstain	Broker Non-Votes
2,377,091	516,882	3,372	0

Proposal 3: Approval of the adjournment of the special meeting

For	Against	Abstain	Broker Non-Votes
2,368,961	527,182	1,202	0

Item 8.01  Other Events.

In connection with the closing of the Merger, White River and Parthenon issued a joint press release.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Coastal Credit Holdings, Inc., Coastal Credit Merger Sub, Inc., and White River Capital, Inc., dated as of November 15, 2012 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated November 15, 2012)

3.1	Second Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press Release dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: February 14, 2013

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Coastal Credit Holdings, Inc., Coastal Credit Merger Sub, Inc., and White River Capital, Inc., dated as of November 15, 2012 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated November 15, 2012)

3.1	Second Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
99.1	Press Release dated February 14, 2013